UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2009

VERENIUM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-29173	22-3297375
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

55 Cambridge Parkway, Cambridge, MA	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 674-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On September 1, 2009, Verenium Corporation, a Delaware corporation (“Verenium” or the “Company”), held its 2009 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, Verenium’s stockholders approved the following proposals as set forth in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 4, 2009:

1.	To elect Dr. James H. Cavanaugh, Mr. Simon Rich and Mr. Joshua Ruch to the Board of Directors to hold office until the 2012 Annual Meeting of Stockholders and until their successors are duly elected.

2.
To approve an amendment to Verenium’s Certificate of Incorporation to effect a reverse stock split of the Company’s issued and outstanding shares of common stock at any exchange ratio from one-for-twelve to one-for-twenty.

3.	To approve a stock option exchange program.

4.	To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as independent registered public accounting firm of Verenium for its fiscal year ending December 31, 2009.

On September 2, 2009, the Company issued a press release announcing the results of voting at its 2009 Annual Meeting and that the Company’s board of directors had authorized a one-for-twelve reverse stock split of its common stock with a record date of September 2, 2009 for the reverse split.  A copy of the Company’s press release is attached hereto as Exhibit 99.1 and hereby incorporated by reference.

Item 9.01   Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description
99.1	Press Release of Verenium Corporation dated September 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERENIUM CORPORATION

Dated: September 2, 2009	By:	/s/ Gerald M. Haines II
	Name:	Gerald M. Haines II
	Title:	Executive Vice President

Exhibit Index

Exhibit No.	Description
99.1	Press Release of Verenium Corporation dated September 2, 2009.